Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Full Year 2020 Results

Call scheduled for today, March 25, at 4:30pm ET

TUCSON, Ariz., March 25, 2021 -- HTG Molecular Diagnostics, Inc. (Nasdaq: HTGM) (HTG), a life science company whose mission is to advance precision medicine, today reported its financial results for the year ended December 31, 2020.

Recent Business Highlights

In February 2021, released a second technical white paper characterizing HTG’s planned transcriptome panel using the HTG EdgeSeq technology (the “Panel”) that is in late-stage development. The white paper addresses the feasibility and performance of a prototype of the Panel for multiple cancer indications, as compared to RNA sequencing (“RNA-Seq”) including:

•	Ability to differentiate samples based on gene expression profiles;
•	Repeatability amongst replicates from multiple cancer indications with archived samples;
•	Accuracy of differential expression analysis using a direct comparison to RNA-Seq; and
•	Potential as a robust alternative to RNA-Seq for gene expression profiling while maintaining the advantages of the HTG EdgeSeq technology.

Launched an Early Access Program for the Panel in December 2020. Since this program was announced, 15 organizations have agreed to participate in this program. The Early Access Program is intended to allow select customers access to the panel in their laboratories or through services to be performed in HTG’s development laboratory prior to commercial launch of the Panel.

“Though it remains clear that COVID-19 placed significant pressure on our core oncology business, including planned studies and laboratory operations of our customers throughout 2020, we remained agile and continued to make strategic shifts in our business into areas less impacted by the pandemic throughout the year, and expect to continue to do so as we begin the next fiscal year,” said John Lubniewski, President and CEO of HTG. “We believe strategic adjustments made throughout 2020 to lessen the impact of COVID-19 on our business have been working. Our efforts to focus on customer diversification to include a larger number of smaller and mid-sized biopharma customers and academic medical centers, who have appeared to return to work more quickly than our larger customers, resulted in programs with a number of new customers, including 9 new biopharma customers in 2020. In addition, we worked diligently to adjust spending and commercial efforts to mitigate the impacts of COVID-19 on our organization throughout 2020, and believe our full year operating loss, ending cash and short-term available-for-sale investments balances reflect those efforts. The ultimate impact of COVID-19 remains uncertain, but we continue to see positive trends in non-oncology opportunities and believe direct revenue from our core oncology business will continue to move toward pre-COVID levels as vaccines are rolled out and global economies continue returning to work in 2021.”

Mr. Lubniewski continued, “Our product development team was able to perform on our key milestones throughout 2020 despite the challenges placed on our organization by COVID-19. We were very excited to share the details of our recent progress with the Panel in the white paper published in February and look forward to continued progress in the coming months as our development and marketing teams work toward design lock in the second quarter of 2021 and formal design verification and commercialization, currently scheduled for the third quarter of 2021. We look forward to the additional opportunities that this technology will present for HTG in the later part of 2021 and beyond.”

Full Year 2020 Financial Highlights:

Total revenue for the year ended December 31, 2020 was $8.5 million, compared with $19.2 million for the year ended December 31, 2019. HTG believes the decrease in revenue is a result of the impact of the COVID-19 pandemic requiring the closure of customer facilities, causing a significant reduction in oncology-related clinical trial activity or limiting the ability of our customers to operate at pre-pandemic levels.

Product and product-related services revenue was $7.9 million for the year ended December 31, 2020, compared with $14.6 million for the year ended December 31, 2019. Throughout the pandemic, HTG’s ability to ship instruments and consumables to customer facilities and the ability of its customers to prepare and ship samples to HTG’s VERI/O laboratory for processing has been limited. In addition to the impacts of the COVID-19 pandemic, this decrease reflects a decline in lower margin subcontracted laboratory services revenue when compared with the year ended December 31, 2019.

Collaborative development services revenue for the year ended December 31, 2020 was $0.7 million compared with $4.6 million for the year ended December 31, 2019, reflecting the completion of remaining tasks under existing arrangements. The Company has ongoing sales efforts to identify and contract new programs in this area.

Net loss from operations for the year ended December 31, 2020 was $19.6 million, compared with $19.0 million for the year ended December 31, 2019. Net loss per share was $(4.51) for the year ended December 31, 2020 compared with $(7.60) for the year ended December 31, 2019.

Cash, cash equivalents and short-term available-for-sale securities totaled $28.7 million as of December 31, 2020, with current liabilities of approximately $7.2 million and non-current liabilities of $13.5 million.

Conference Call and Webcast:

HTG will host a conference call for the investment community today beginning at 4:30 p.m. Eastern Time. Conference call and webcast details are as follows:

Date:	Thursday, March 25, 2021
Time:	4:30 p.m. Eastern Time
Toll Free:	(877) 407-0789
International:	(201) 689-8562
Conference ID:	13715845
Webcast:	http://public.viavid.com/index.php?id=143331

About HTG:

HTG is focused on NGS-based molecular profiling. The company’s proprietary HTG EdgeSeq technology automates complex, highly multiplexed molecular profiling from solid and liquid samples, even when limited in amount. HTG’s customers use its technology to identify biomarkers important for precision medicine, to understand the clinical relevance of these discoveries, and ultimately to identify treatment options. Its mission is to empower precision medicine.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated performance characteristics and benefits of our planned transcriptome panel, the related Early Access Program, the impact of strategic adjustments made to lessen the impact of COVID-19, our belief that direct revenue from our core oncology business will begin to recover to pre-COVID levels, and the expected timing of the commercial launch of our transcriptome panel. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with the impact of the COVID-19 pandemic on us and our customers; the risk that our transcriptome panel may not provide the benefits that we expect; risks associated with our ability to develop and commercialize our products, including our transcriptome panel; the risk that our products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all; our ability to manufacture our products to meet demand; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10‑K for the year ended December 31, 2020. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Ashley Robinson

Phone: (617) 430-7577

Email: arr@lifesciadvisors.com

-Financial tables follow-

HTG Molecular Diagnostics, Inc.
Consolidated Statements of Operations

	Years Ended December 31,
	2020	2019
Revenue:
Product and product-related services	$7,890,854	$14,632,204
Collaborative development services	658,010	4,571,684
Total revenue	8,548,864	19,203,888

Operating expenses:
Cost of product and product-related services revenue	3,991,532	8,911,372
Selling, general and administrative	18,063,064	18,682,396
Research and development	6,079,907	10,570,225
Total operating expenses	28,134,503	38,163,993
Operating loss	(19,585,639)	(18,960,105)
Other income (expense), net	(747,770)	(334,180)
Loss on extinguishment of MidCap Credit Facility and QNAH Convertible Note	(522,394)	—
Net loss before income taxes	(20,855,803)	(19,294,285)
Provision for income taxes	(14,415)	(3,379)
Net loss	$(20,870,218)	$(19,297,664)

Net loss per share, basic and diluted	$(4.51)	$(7.60)
Shares used in computing net loss per share, basic and diluted	4,627,918	2,539,979

HTG Molecular Diagnostics, Inc.
Consolidated Balance Sheets

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$22,397,812	$7,619,748
Short-term investments available-for-sale, at fair value	6,298,075	25,410,222
Restricted cash	—	3,270,247
Accounts receivable	1,588,767	3,164,176
Inventory, net	1,492,126	1,269,667
Prepaid expenses and other	1,094,273	633,522
Total current assets	32,871,053	41,367,582

Operating lease right-of-use assets	1,009,097	1,209,145
Property and equipment, net	1,227,402	2,240,133
Other non-current assets	90,356	302,409
Total assets	$35,197,908	$45,119,269

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,348,762	$1,662,583
Accrued liabilities	1,459,878	1,870,296
Contract liabilities - current	185,083	426,014
NuvoGen obligation - current	512,729	1,152,233
Current portion of long-term debt, net	3,022,139	2,987,667
Operating lease liabilities - current	685,220	758,932
Other current liabilities	22,563	41,134
Total current liabilities	7,236,374	8,898,859
NuvoGen obligation - non-current, net of discount	4,479,396	4,498,777
Long-term debt, net	8,568,308	6,871,545
Operating lease liabilities - non-current	368,682	636,340
Other non-current liabilities	60,488	244,114
Total liabilities	20,713,248	21,149,635
Commitments and Contingencies
Total stockholders’ equity	14,484,660	23,969,634
Total liabilities and stockholders' equity	$35,197,908	$45,119,269